Exhibit 10.1

PARTIAL UNWIND AGREEMENT

dated as of August 5, 2011

with respect to the Call Option Transaction Confirmation, dated November 29, 2007 and the Warrant Confirmation, dated November 29, 2007

between PENN VIRGINIA CORPORATION and JPMORGAN CHASE BANK,

NATIONAL ASSOCIATION, LONDON BRANCH

THIS PARTIAL UNWIND AGREEMENT (this “Agreement”) with respect to the Call Option Transaction Confirmation (as defined below) and the Warrant Confirmation (as defined below) is made as of August 5, 2011 between PENN VIRGINIA CORPORATION (the “Company”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, LONDON BRANCH (“JPMorgan”).

WHEREAS, the Company and JPMorgan entered into a note hedge transaction confirmation dated as of November 29, 2007 (the “Call Option Transaction Confirmation”), relating to $230,000,000 principal amount of convertible senior subordinated notes due 2012 (the “Convertible Notes”);

WHEREAS, the Company and JPMorgan entered into a Warrant Confirmation, dated as of November 29, 2007, as amended (the “Warrant Confirmation”), pursuant to which the Company issued to JPMorgan warrants to purchase shares of common stock, par value $0.01 per share, of the Company;

WHEREAS, the Company has repurchased $225,085,000 aggregate principal amount of the Convertible Notes;

WHEREAS, the Company has requested, and JPMorgan has agreed, to unwind the Call Option Transaction Confirmation with respect to a portion of the Number of Options included in such confirmation;

WHEREAS, the Company has requested, and JPMorgan has agreed, to unwind the Warrant Confirmation with respect to a portion of the Number of Warrants included therein;

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Transaction Confirmation or the Warrant Confirmation, as applicable.

2. Partial Call Option Unwind. On the date hereof, the Number of Options in the Call Option Transaction Confirmation shall be reduced to 4,915.

3. Partial Warrant Unwind. On the date hereof, the Number of Warrants set forth in the Warrant Confirmation shall be reduced to 34,043.

4. Payments and Deliveries. In consideration for the foregoing partial unwinds, on the Unwind Settlement Date, JPMorgan (or its affiliate) shall deliver to the Company immediately available funds in an amount equal to $30,000.00. “Unwind Settlement Date” shall mean August 10, 2011.

5. Representations and Warranties of the Company. The Company represents and warrants to JPMorgan on the date hereof and on the Unwind Settlement Date that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

6. Representations and Warranties of JPMorgan. JPMorgan represents and warrants to the Company on the date hereof and on the Unwind Settlement Date that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

7. Account for Payment to the Company. The payment to the Company contemplated by Section 4 hereof shall be made to the following account:

Bank: JPMorgan Chase Bank, NA, NY

Account Name: Penn Virginia Corporation

Account Number: 000730132297

ABA Number: 021000021

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9. No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Call Option Transaction Confirmation and the Warrant Confirmation shall remain in full force and effect and are hereby confirmed in all respects.

10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

11. No Reliance, etc. The Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting or regulatory consequences of this Agreement, that it has not relied on JPMorgan or its affiliates in any respect in connection therewith, and that it will not hold JPMorgan or its affiliates accountable for any such consequences.

12. Role of Agent. Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC (“JPMS”) has acted solely as agent and not as principal with respect to this Agreement and (ii) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Agreement (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and the year first above written.

PENN VIRGINIA CORPORATION

By:	/s/ Steven A. Hartman
Name: Steven A. Hartman
Title: SVP & CFO

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, LONDON BRANCH

By: J.P. Morgan Securities LLC, as its Agent

By:	/s/ Karin Ross
Name: Karin Ross
Title: Vice President